Exhibit 99.1

McDermott Reports Third Quarter 2010 Income from Continuing Operations of $60.8 Million, $0.26 Per Fully Diluted Share

Results Above Include $43.9 Million, or $0.19 Per Share, of Non-Cash Impairment and Related Charges

Excluding Impairment, Non-GAAP EPS from Continuing Operations of $0.44 Per Diluted Share

HOUSTON--(BUSINESS WIRE)--November 8, 2010--McDermott International, Inc. (NYSE: MDR) (“McDermott” or the “Company”) today reported net income from continuing operations of $60.8 million, or $0.26 per diluted share, for the 2010 third quarter. Included in the 2010 third quarter continuing results is approximately $43.9 million of non-cash impairment and related expenses, or 19 cents per diluted share. The results of the 2010 third quarter compare to net income from continuing operations of $76.1 million, or $0.32 per diluted share, in the corresponding period of 2009. Both periods exclude the results of The Babcock & Wilcox Company (“B&W”), which was spun-off to McDermott shareholders on July 30, 2010, as well as the operations of McDermott’s charter fleet business, which were obtained in the 2007 Secunda asset acquisition and are classified as held for sale. Weighted average common shares outstanding on a fully diluted basis were approximately 236.3 million and 234.3 million in the quarters ended September 30, 2010 and September 30, 2009, respectively.

McDermott’s revenues for the 2010 third quarter were $732.1 million, compared to $1,012.5 million in the corresponding period of 2009. The year-over-year decrease in revenues was primarily due to a $259 million reduction in revenues in the Middle East segment, which reflects lower fabrication activity and construction vessel utilization.

The Company’s operating income was $84.3 million in the 2010 third quarter, compared to $97.6 million in the 2009 third quarter. The year-over-year decrease was primarily due to the $43.9 million of non-cash impairment and related charges associated with the write-down of certain multi-service vessels to market value, and the decision to terminate a contract relating to a previously proposed development of a new fabrication facility in Kazakhstan. These charges were largely offset by project improvements in the Middle East segment, including contract change orders and close-outs.

“McDermott’s operating performance in the third quarter of 2010 was outstanding, although somewhat muted by the non-cash impairment charges,” said Stephen M. Johnson, President and Chief Executive Officer of McDermott. “New awards during the three month period ended September 30, 2010 were light. However, we are pleased to report that in the month of October 2010, McDermott recognized bookings of approximately $1.2 billion. As such, we believe the market we serve continues to be robust and that the outlook for our business remains strong, particularly in the Middle East and Asia Pacific segments.”

The Company’s other expense for the third quarter of 2010 was $3.5 million, compared to $0.3 million in the third quarter of 2009. The $3.2 million increase in other expense was primarily due to a $1.3 million reduction in interest income/expense-net, as well as increased foreign currency translation expenses.

At September 30, 2010, the Company’s backlog was $3.6 billion, compared to $4.2 billion and $3.8 billion at June 30, 2010 and September 30, 2009, respectively. The third quarter 2010 backlog amount does not include $1.2 billion of new bookings received in October 2010 which will be incorporated in fourth quarter bookings and year-end backlog.

Balance Sheet Summary

As of September 30, 2010, McDermott reported total assets of $2.3 billion. Included in this amount was approximately $719.8 million of cash and investments. Net working capital, calculated as current assets less current liabilities, was $429.6 million. Additionally, total equity was approximately $1.5 billion, or 63% of total assets, with total debt of $54.0 million.

Discontinued Operations

In the third quarter of 2010, McDermott recorded a net loss from discontinued operations of $40.0 million, or $0.17 per diluted share, compared to net income from discontinued operations of $42.1 million, or $0.18 per diluted share, in the corresponding period of 2009. Included in discontinued operations for both periods are the results of B&W, which was spun-off to McDermott’s shareholders on July 30, 2010, the Secunda charter fleet business, which is held for sale, as well as transaction related costs associated with the spin-off of B&W and impairment charges associated with the charter fleet business.

Upcoming Investor Events

McDermott plans to attend two upcoming investor conferences next week. On November 16, 2010, McDermott will participate in the Barclays Capital Energy, Engineering and Construction One-Day Forum in Dallas. The following day, November 17, 2010, McDermott will participate in the 2010 KeyBanc Capital Markets Engineering, Construction and Utilities Conference in New York City.

The presentations to be used during both of these meetings will be available for a limited time over the Internet at www.mcdermott.com in the investor relations section on the morning of the respective events.

OTHER INFORMATION

About the Company

McDermott is a leading engineering, procurement, construction and installation (“EPCI”) company focused on executing complex offshore oil and gas projects worldwide. Providing fully integrated EPCI services for upstream field developments, the Company delivers fixed and floating production facilities, pipelines and subsea systems from concept to commissioning. McDermott’s customers include national and major energy companies. Operating in more than 20 countries across the Atlantic, Middle East and Asia Pacific, the Company’s integrated resources include more than 16,000 employees and a diversified fleet of marine vessels, fabrication facilities and engineering offices. McDermott has served the energy industry since 1923. To learn more, please visit McDermott’s website on the Internet at www.mcdermott.com.

Forward-Looking Statements

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, McDermott cautions that statements in this press release, which are forward-looking and provide other than historical information, involve risks and uncertainties that may impact McDermott’s actual results of operations. These forward-looking statements include statements about backlog, to the extent backlog may be viewed as an indicator of future revenues, and our belief that the market we serve continues to be robust and the outlook for our business remains strong. Although we believe that the expectations reflected in those forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made by using various underlying assumptions and are subject to numerous uncertainties and risks, including adverse changes in the markets in which we operate or credit markets and our inability to successfully execute on contracts in backlog. If one or more of these risks materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. For a more complete discussion of these and other risk factors, please see McDermott’s annual and quarterly filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2009 and subsequent quarterly reports on Form 10-Q. This news release reflects management’s views as of the date hereof. Except to the extent required by applicable law, McDermott undertakes no obligation to update or revise any forward-looking statement.

In addition to the Company's results prepared in accordance with generally accepted accounting principles ("GAAP"), McDermott has provided Non-GAAP financial measures that present its Condensed Consolidated Statements of Income, including net income attributable to McDermott and net income per share, for the three-months ended September 30, 2010 on a basis that excludes certain income and expenses. Details of these excluded items are presented in the table below titled "Non-GAAP Earnings Reconciliation," which reconciles the GAAP results to Non-GAAP financial measures described above.

Conference Call to Discuss Third Quarter 2010 Earnings Release

Date: Tuesday, November 9, 2010, at 10:00 a.m. ET (9:00 a.m. CT)

Live Webcast: Investor Relations section of Web site at www.mcdermott.com

Replay: Available for 2 weeks in the investor relations section of www.mcdermott.com

McDERMOTT INTERNATIONAL, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
		(As adjusted)		(As adjusted)
	(Unaudited)
	(In thousands, except share and per share amounts)

Revenues	$732,095	$1,012,474	$1,864,121	$2,524,992

Costs and Expenses:
Cost of operations	565,996	855,235	1,421,041	2,167,526
Loss (gain) on asset disposals and impairments – net	24,336	(121)	22,030	(1,179)
Selling, general and administrative expenses	56,099	59,175	159,911	167,354
Total costs and expenses	646,431	914,289	1,602,982	2,333,701

Equity in Losses of Investees	(1,361)	(596)	(5,507)	(2,797)

Operating Income	84,303	97,589	255,632	188,494

Other income (expense):
Interest income (expense) – net	(78)	1,230	(1,532)	7,284
Other income (expense) – net	(3,460)	(1,554)	(4,188)	(11,009)
Total other income (expense)	(3,538)	(324)	(5,720)	(3,725)

Income from continuing operations before provision for income taxes and noncontrolling interest	80,765	97,265	249,912	184,769

Provision for Income Taxes	10,085	19,300	35,229	44,106

Income from continuing operations before noncontrolling interest	70,680	77,965	214,683	140,663
Income (loss) from discontinued operations, net of tax	(40,030)	42,051	(34,308)	155,555

Net Income	30,650	120,016	180,375	296,218

Less: Net Income Attributable to Noncontrolling Interests	(9,847)	(1,909)	(23,597)	(7,864)

Net Income Attributable to McDermott International, Inc.	$20,803	$118,107	$156,778	$288,354

McDERMOTT INTERNATIONAL, INC. EARNINGS PER SHARE COMPUTATION

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(Unaudited)
	(In thousands, except share and per share amounts)

Income from continuing operations less noncontrolling interest	$60,833	$76,056	$191,086	$132,799
Income (loss) from discontinued operations, net of tax	(40,030)	42,051	(34,308)	155,555
Net Income	$20,803	$118,107	$156,778	$288,354

Weighted average common shares (basic)	232,670,579	229,989,368	231,780,675	229,192,531
Effect of dilutive securities:
Stock options, restricted stock and restricted stock units	3,600,832	4,325,251	3,368,656	4,143,074
Adjusted weighted average common shares and assumed exercises of stock options and vesting of stock awards	236,271,411	234,314,619	235,149,331	233,335,605
Basic earnings per share:

Income from continuing operations less noncontrolling interest	0.26	0.33	0.82	0.58
Income (loss) from discontinued operations, net of tax	(0.17)	0.18	(0.15)	0.68
Net Income	0.09	0.51	0.67	1.26

Diluted earnings per share:

Income from continuing operations less noncontrolling interest	0.26	0.32	0.81	0.57
Income (loss) from discontinued operations, net of tax	(0.17)	0.18	(0.14)	0.67
Net Income	0.09	0.50	0.67	1.24

SUPPLEMENTARY DATA (1)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(Unaudited) (In thousands)
Pension expense	$2,980	$4,126	$16,282	$12,377
Depreciation & amortization expense	$21,824	$25,647	$64,373	$67,056
Capital expenditures	$44,401	$39,364	$129,435	$125,319
Backlog (2)	$3,599,957	$3,831,126	$3,599,957	$3,831,126

(1)	Above metrics represents McDermott’s continuing operations only and thus excludes B&W and the Secunda charter business.
(2)	Backlog figures for 2010 do not include approximately $1.2 billion of new bookings that occurred in October 2010.

MCDERMOTT INTERNATIONAL, INC. NON-GAAP EARNINGS RECONCILIATION

	Three Months Ended
	September 30, 2010
	GAAP Results	Less Non-GAAP	Notes	Non-GAAP Results
		Adjustments
	(Unaudited)
	(In thousands, except per share amounts)

Revenues	$732,095			$732,095
Costs and Expenses:
Cost of operations	565,996	19,527	[1]	546,469
Loss on asset disposals and impairments – net	24,336	24,336	[2]	-
Selling, general and administrative expenses	56,099			56,099
Total costs and expenses	646,431	43,863		602,568
Equity in Losses of Investees	(1,361)			(1,361)
Operating Income	84,303	43,863		128,166
Other income (expense):
Interest income (expense) – net	(78)			(78)
Other expense – net	(3,460)			(3,460)
Total other income (expense)	(3,538)			(3,538)
Income from continuing operations before provision for income Taxes and noncontrolling interest	80,765	43,863		124,628
Provision for Income Taxes	10,085			10,085
Income from continuing operations before noncontrolling interest	70,680	43,863		114,543
Income (loss) from discontinued operations, net of tax	(40,030)	40,030	[3]	-
Net Income	30,650	83,893		114,543
Less: Net Income Attributable to Noncontrolling Interests	(9,847)			(9,847)

Net Income Attributable to McDermott International, Inc.	$20,803	83,893		$104,696

Earnings per Share:
Basic:
Income from continuing operations, less noncontrolling interest	0.26	0.19		0.45
Income (loss) from discontinued operations, net of tax	(0.17)	0.17		-
Net Income	0.09	0.36		0.45

Diluted:
Income from continuing operations, less noncontrolling interest	0.26	0.19		0.44
Income (loss) from discontinued operations, net of tax	(0.17)	0.17		-
Net Income	0.09	0.36		0.44

[1]	Represents impairment and related expenses associated with a contract termination for the development of a new fabrication facility in Kazakhstan.
[2]	Eliminates net loss on asset disposals and impairments-net, including a $24.4 million impairment on 2 multi-service vessels.
[3]	Excludes the results of McDermott’s discontinued operations, including B&W & the Secunda charter business.

Presented above is a reconciliation between GAAP net income and non-GAAP net income, on a total and per share basis, excluding impairment and related charges. The non-GAAP measures are based upon our unaudited condensed consolidated statements of income for the period shown, with certain adjustments shown above. McDermott is providing non-GAAP information to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. However, McDermott believes these non-GAAP measures provide meaningful insight into its ongoing operational performance and, therefore, uses the non-GAAP information internally to evaluate McDermott's operations for purposes of review, planning and performance goals. McDermott has chosen to provide this supplemental non-GAAP information to investors to enable them to perform additional comparisons of operating results and as a means to emphasize the results of ongoing operations absent certain expenses considered by management to be outside of McDermott's ongoing business.

McDERMOTT INTERNATIONAL, INC. CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	September 30,	December 31,
	2010	2009
	(Unaudited)
	(In thousands)

Current Assets:
Cash and cash equivalents	$424,799	$969,190
Investments	216,451	12
Accounts receivable – net	279,166	716,836
Contracts in progress	116,181	400,831
Inventories	1,675	101,494
Deferred income taxes	12,121	100,828
Assets held for sale	18,525	-
Other current assets	40,794	68,730

Total Current Assets	1,109,712	2,357,921

Property, Plant and Equipment	1,660,293	2,608,740
Less: Accumulated depreciation	(789,633)	(1,271,135)

Net Property, Plant and Equipment	870,660	1,337,605

Assets held for sale	75,054	-

Investments	78,516	228,706

Goodwill	40,633	306,497

Deferred Income Taxes	-	275,567

Investments in Unconsolidated Affiliates	27,297	86,932

Other Assets	146,295	255,882

TOTAL	$2,348,167	$4,849,110

McDERMOTT INTERNATIONAL, INC. CONDENSED CONSOLIDATED BALANCE SHEETS

LIABILITIES AND EQUITY

	September 30,	December 31,
	2010	2009
	(Unaudited)
	(In thousands, except share amounts)

Current Liabilities:
Notes payable and current maturities of long-term debt	$8,567	$16,270
Accounts payable	201,388	471,858
Accrued employee benefits	69,663	217,178
Accrued pension liability – current portion	8,630	173,271
Accrued liabilities – other	97,600	155,773
Accrued contract cost	70,634	103,041
Advance billings on contracts	147,182	689,334
Accrued warranty	50	118,278
Liabilities associated with assets held for sale	19,415	-
Deferred tax liabilities	11,692	4,735
Income taxes payable	45,319	59,294

Total Current Liabilities	680,140	2,009,032

Long-Term Debt	45,466	56,714

Accumulated Postretirement Benefit Obligation	5,192	105,605

Self-Insurance	37,523	87,222

Pension Liability	31,527	610,166

Other Liabilities	75,277	147,271

Commitments and Contingencies

Stockholders’ Equity:
Common stock, par value $1.00 per share, authorized 400,000,000 shares; issued 240,420,420 and 236,919,404 shares at September 30, 2010 and December 31, 2009, respectively	240,420	236,919
Capital in excess of par value	1,349,839	1,300,998
Retained earnings	55,485	951,647
Treasury stock at cost, 6,898,139 and 6,168,705 shares at September 30, 2010 and December 31, 2009, respectively	(85,551)	(69,370)
Accumulated other comprehensive loss	(148,166)	(612,997)
Stockholders’ Equity – McDermott International, Inc.	1,412,027	1,807,197
Noncontrolling interest	61,015	25,903
Total Equity	1,473,042	1,833,100

TOTAL	$2,348,167	$4,849,110

McDERMOTT INTERNATIONAL, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,
	2010	2009
	(Unaudited) (In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$180,375	$296,218
Adjustments to reconcile earnings from continuing operations:
Non-cash items included in net income:
Depreciation and amortization	101,844	118,871
Income (loss) of investees, less dividends	5,507	(11,458)
Loss (gain) on asset disposals and impairments – net	22,030	(333)
Provision for deferred taxes	366,498	43,264
Amortization of pension and postretirement costs	57,991	68,877
Tax benefits (expense) from stock-based compensation	(2,192)	2,458
Other, net	32,346	36,736
Changes in assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	86,951	62,932
Income tax receivable	17,492	57,169
Net contracts in progress and advance billings on contracts	(121,338)	(442,373)
Accounts payable	(99,095)	(22,099)
Income taxes	(130,168)	10,571
Accrued and other current liabilities	4,628	(1,461)
Pension liability, accumulated postretirement benefit obligation and accrued employee benefits	(187,189)	13,961
Other, net	(241,548)	(35,925)
Net cash provided by operating activities	94,132	197,408
CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in restricted cash and cash equivalents	(81,126)	(13,514)
Purchases of property, plant and equipment	(168,027)	(190,207)
Acquisition of businesses, net of cash acquired	(31,705)	(8,497)
Net (increase) decrease in available-for-sale securities	(156,771)	208,435
Proceeds from asset disposals	4,837	2,724
Investments in unconsolidated affiliate	(14,200)	-
Other, net	600	(2,676)
Net cash used in investing activities	(446,392)	(3,735)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of long-term debt	(7,737)	(5,652)
Increase in short-term borrowings	-	1,606
Issuance of common stock	691	713
Payment of debt issuance costs	(5,763)	(56)
Cash distributed to The Babcock & Wilcox Company	(250,388)	-
Tax benefits (expense) from stock-based compensation	2,192	(2,458)
Other, net	(14)	(109)
Net cash used in financing activities	(261,019)	(5,956)
Effects of exchange rate changes on cash	302	10,097
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(612,977)	197,814
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	899,270	586,649
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$286,293	$784,463

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest (net of amount capitalized)	$3,578	$1,855
Income taxes (net of refunds)	$49,661	$93
Non-cash dividend in connection with the B&W spin-off	$1,052,940	$-

CONTACT:
McDermott International, Inc.
Investors, Analysts and Financial Media:
Jay Roueche, 281-870-5462
Vice President
jroueche@mcdermott.com
or
Robby Bellamy, 281-870-5165
Director
rbellamy@mcdermott.com
or
Trade and General Media:
Louise Denly, 281-870-5025
Director, Corporate Communications
ldenly@mcdermott.com